Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Harvey Kamil             Carl Hymans
          NBTY, Inc.               G.S. Schwartz & Co.
          President and CFO        212-725-4500
          631-244-2020             carlh@schwartz.com

                       NBTY TO ACQUIRE REXALL SUNDOWN

          CONFERENCE CALL TO BE HELD TO DISCUSS PLANNED ACQUISITION

BOHEMIA, N.Y. - June 10, 2003 - NBTY, Inc. (Nasdaq: NBTY) (www.NBTY.com), a leading manufacturer and marketer of nutritional supplements today announced it has signed a contract to acquire Rexall Sundown, Inc. ("Rexall") from Royal Numico, N.V. Rexall, a prominent nutritional supplement company, had sales of $455 million for the year ended December 31, 2002. The purchase price is $250 million in cash. The transaction is subject to regulatory and other customary approvals and is expected to close in July 2003.

Rexall's portfolio of nutritional supplement brands includes Rexall, Sundown, Osteo Bi-Flex, CarbSolutions, MET-Rx and WORLDWIDE Sports Nutrition. The transaction will complement NBTY's existing wholesale products and provide NBTY with an enhanced sales infrastructure and additional manufacturing capacity.

NBTY Chairman and CEO, Scott Rudolph, said: "Rexall Sundown will play a key role in the further growth of our wholesale business by allowing NBTY to offer a greater number and variety of products, expand manufacturing operations and enhance delivery and service to our growing customer base.
We are confident in the long-term outlook for the Company."


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NBTY will hold a conference call on Tuesday, June 10, 2003 at 11:00 AM EDT to discuss the planned acquisition of Rexall.

The conference call will be broadcast on the Company Web site, www.nbty.com on Tuesday, June 10, 2003 at 11:00 AM (EDT). A live and on-demand webcast of the conference call will also be broadcast online at www.streetevents.com. In addition to the online broadcast, a replay of the conference call will be available until Friday, June 13, 2003 at midnight by calling 973-341-3080 and entering the Pin Code Number 3983408. A replay of the conference call will remain available on the Company's Web site.

ABOUT NBTY
NBTY is a leading vertically integrated U.S. manufacturer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world. The Company markets more than 1,100 products under several brands, including Nature's Bounty(R), Vitamin World(R), Puritan's Pride(R), Holland & Barrett(R), Nutrition Headquarters(R), American Health(R), Nutrition Warehouse(R) and Dynamic Essentials(R).

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. All of these forward-looking statements, which can be identified by the use of terminology such as "subject to," "believe," "expects," "may," "will," "should," "can," or "anticipates," or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy which, although believed to be reasonable, are inherently uncertain. Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding the consumption of nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs;
(vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of the Company (as defined below) to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which the Company may compete from time to time; (xi) the inability of the Company to gain and/or hold market share of its wholesale and retail customers; (xii) loss or reduction in ephedra sales; (xiii) unavailability of electricity in certain geographical areas; (xiv) exposure to and expense of defending and resolving, product liability claims and other litigation;
(xv) the ability of the Company to successfully implement its business strategy; (xvi) the inability of the Company to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of the Company's products; (xviii) the inability of the Company to renew leases on its retail locations; (xix) inability of the Company's retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of the Company's products; (xxi) sales and earnings volatility and/or trends; (xxii) the effect on Company sales of the rapidly changing nature of the Internet and on-line commerce; (xxiii) fluctuations in foreign currencies, and more particularly the British Pound; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of the Company to secure favorable new sites for, and delays in opening, new retail locations; (xxvi) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators, and more particularly the Food Supplements Directive and the Traditional Herbal Medicinal Products Directive in Europe; (xxvii) the mix of the Company's products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"); and (xxx) other factors beyond the Company's control.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company cannot guarantee future results, trends, events, levels of activity, performance or achievements. The Company does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.


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